Exhibit 10.5

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT to Credit Agreement (this “Amendment”) is entered into as of March 30, 2022, by and between JPMORGAN CHASE BANK, N.A., (“JPMorgan”) as Administrative Agent (in such capacity, “Administrative Agent”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) including JPMorgan in its capacity as a Lender, the Loan Parties party hereto and CALAMP CORP., a Delaware corporation (“Borrower”).

RECITALS

A

Administrative Agent, Lenders, the Loan Parties and Borrower have entered into that certain Credit Agreement dated as of March 30, 2018 (as amended by that certain First Amendment to Credit Agreement dated July 16, 2018, that certain Second Amendment to Credit Agreement dated March 27, 2020 and as amended from time to time, the “Credit Agreement”).

B	Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.

C

Borrower, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

2.	Amendments to Credit Agreement.

2.1	Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety as follows:

““Revolving Credit Maturity Date” means June 30, 2022, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.”

3.	Limitation of Amendment.

3.1The amendment set forth in Section 2 above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.

Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower and each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) other than the Default described in that certain notice dated March 30, 2022 delivered by Borrower to the Administrative Agent, no Event of Default has occurred and is continuing;

4.2Borrower and each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower and each Loan Party delivered to Administrative Agent and Lenders on the Third Amendment Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower and each Loan Party of this Amendment and the performance by Borrower and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower and each Loan Party of this Amendment and the performance by Borrower and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene in any material respects (a) any law or regulation binding on or affecting Borrower or any Loan Party, (b) any contractual restriction with a Person binding on Borrower or any Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower or any Loan Party, or (d) the organizational documents of Borrower or any Loan Party;

4.6The execution and delivery by Borrower and each Loan Party of this Amendment and the performance by Borrower and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower or any Loan Party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

4.7This Amendment has been duly executed and delivered by Borrower and each Loan Party and is the binding obligation of Borrower and each Loan Party, enforceable against Borrower and such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.	Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.

Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “Third Amendment Effective Date”):

6.1The Administrative Agent shall have received a copy of this Amendment duly executed and delivered by all of the Lenders, the Borrower, each other Loan Party and the Administrative Agent;

6.2The representations and warranties of or on behalf of the Loan Parties in this Amendment are true, accurate and complete (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) on and as of the Third Amendment Effective Date;

6.3The Loan Parties shall have paid all outstanding costs and expenses owed to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement, including, without limitation, all reasonable fees, charges and disbursements of counsel for the Administrative Agent; and

6.4The Administrative Agent shall have received all other documents or materials requested by the Administrative Agent, in each case, in form and substance reasonably acceptable to the Agent.

7.

Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, on behalf and for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the Third Amendment Effective Date.

8.	Reference to and Effect on the Credit Agreement.

8.1Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

8.2Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

8.3The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

9.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CALAMP CORP., as Borrower
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	CFO

CALAMP WIRELESS NETWORKS CORPORATION, as a Loan Guarantor
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	CFO

SYNOVIA SOLUTIONS LLC, as a Loan Guarantor
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	CFO

[Signature Page to Third Amendment to Credit Agreement]

JPMORGAN CHASE BANK N.A., individually, and as Administrative Agent and Issuing Bank

By:	/s/Haley Heslip
Name:	HALEY HESLIP
Title	VP

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/Haley Heslip
Name:	HALEY HESLIP
Title	VP